Exhibit 10.58

February 5, 2021

Via Electronic Mail

Staffing 360 Solutions, Inc.

3A London Wall Buildings

London Wall

London EC2M 5SY

United Kingdom

Attn: Brendan Flood, Chairman and Chief Executive Officer

Re:	Limited Consent, Waiver and Amendment Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain (a) Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Jackson Investment Group, LLC (“Purchaser”), Staffing 360 Solutions, Inc., a Delaware corporation (“Company”), and certain subsidiaries of Company signatory thereto, pursuant to which, among other things, Company issued to Purchaser and Purchaser acquired that certain Second Amended and Restated Note (as defined in the Purchase Agreement), and (b) the Certificate of Designation of Company creating the Series E Preferred Stock and the Series E-1 Preferred Stock of Company filed on November 15, 2018, as amended by Amendment No. 1 filed on February 8, 2019 and Amendment No. 2 filed on October 23, 2020 (as so amended, the “Certificate of Designation”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

1. Limited Consents and Waivers.

(a) Purchaser as the owner of all shares of Series E Preferred Stock and Series E-1 Preferred Stock (collectively, the “Preferred Stock”) of Company and as the Purchaser under the Purchase Agreement, subject to the terms and conditions hereof, Purchaser hereby consents to the issuance and sale by Company of up to the maximum number of shares of Common Stock of the Company registered under that certain Form S-1 Registration Statement filed with SEC on January 12, 2021 (as such registration statement may be subsequently amended from time to time after the date hereof, provided that any such amendment that increases the total number of shares to be sold thereunder to greater than 21,785,880 shares shall require the written approval of Purchaser) in one or more public offerings that shall close on or before the date which is sixty (60) days after the date of this Agreement (such issuance and sale referred to herein as the “Stock Sale”), provided that all net proceeds from such Stock Sale shall not later than the second (2nd) Business Day following receipt thereof be transferred by Company to Purchaser in immediately available funds for application as follows:

(i) seventy-five percent (75%) of such net proceeds shall be applied in the following order: (A) first, to the payment of all accrued and unpaid interest on the principal amount of the Second Amended and Restated Note, and (B) second, to the prepayment of the outstanding principal amount (including any PIK Interest that has been capitalized and added as principal) of the Second Amended and Restated Note; and

Staffing 360 Solutions, Inc.

February 5, 2021

(ii) twenty-five percent (25%) of such net proceeds shall be applied in the following order: (A) first, to the payment of all accrued and unpaid dividends in respect of the Preferred Stock owned by Purchaser, (B) second, to redeem shares of the Series E Preferred Stock owned by Purchaser, in each case, pursuant to the Certificate of Designation, and (C) third, to redeem shares of the Series E-1 Preferred Stock owned by Purchaser, in each case, pursuant to the Certificate of Designation.

Company hereby (I) consents and authorizes Purchaser to apply such net proceeds upon receipt thereof in accordance with the above provisions of this Section 1, and (II) agrees to notify the Purchaser in writing (which may be via electronic mail) of the Stock Sale and the amount of net cash proceeds received in connection therewith. For purposes of this Agreement, the term “net proceeds” as used herein shall mean the gross proceeds received from the Stock Sale net of the underwriting commissions and other underwriter fees, costs and expenses that are described in the aforementioned S-1 Registration Statement payable by Company to the underwriter.

(b) Subject to the terms and conditions hereof, the foregoing consent includes the limited waiver, granted by Purchaser on a one-time basis, of the requirement in Section 7 of the Certificate of Designation that the proceeds of any Common Stock issuance by Company be used to redeem the Preferred Stock, so long as all of the net proceeds from the Stock Sale are in fact transferred by Company to Purchaser in immediately available funds and applied as provided above in this Section 1 not later than the next business day following receipt by Company of such proceeds.

(c) Notwithstanding any covenant restriction in the Purchase Agreement or the Certificate of Designation, subject to the terms and conditions hereof, Purchaser hereby consents on a one-time basis to (i) the grant during December 2020 to Brendan Flood of 300,000 shares of Common Stock and (ii) the grant during December 2020 of 10,000 shares of Common Stock to two other employees, in each case in return for their services to the Company, and waives on a one-time basis any Event of Default under the Purchase Agreement and any Preferred Default under and as defined in the Certificate of Designation as a result of such grants.

(d) Subject to the terms and conditions hereof, Purchaser hereby waives any Preferred Default under and as defined in the Certificate of Designation arising from the prior issuance and sale of Common Stock of Company in December 2020, in the amount of (i) 4,816,665 shares of Common Stock at $.60 per share, and (ii) 2,662,596 shares of Common Stock at $.655 per share, the net proceeds of which in the amount of $2,481,449.08 and $1,557,860.35, respectively, for such prior issuances and sales were previously used by Company to redeem certain Preferred Stock owned by Purchaser and to make a voluntary prepayment of a portion of the outstanding principal amount of the Second Amended and Restated Note.

Staffing 360 Solutions, Inc.

February 5, 2021

2. Amendments to Purchase Agreement. Subject to the satisfaction of the conditions precedent in Section 3 hereof, Purchaser and Company hereby agree that the Purchase Agreement is hereby amended effective as of the date of this Agreement as follows:

(a) on and after the date of this Agreement and until all of the outstanding Preferred Stock owned by Purchaser has been redeemed in full in cash or converted into secured debt pursuant to Section 8.19 of the Purchase Agreement (the “Redemption/Conversion Date”), the Company and Purchaser agree that the definition of “Permitted Debt” in Section 1.1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“ “Permitted Debt” means, without duplication: (a) the Obligors’ Debt to the Purchaser under this Agreement and the other Note Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $1,000,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing, or contemplated on the date of this Agreement and described on Schedule 8.1 (other than any items otherwise expressly set forth in this definition), including any refinancings, extensions, increases or amendments to the indebtedness underlying such Debt to the extent constituting (i) Refinancing Debt or (ii) extensions of the maturity thereof without any other change in terms); (e) [intentionally deleted]; (f) Debt in the form of insurance premiums financed through the applicable insurance company; (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (h) Debt (other than Debt for borrowed money) that is a Permitted Intercompany Transaction; (i) [intentionally deleted]; (j) Permitted ABL Senior Debt (as defined below in the definition); (k) unsecured intercompany Debt between any Obligors; (l) [intentionally deleted]; (m) [intentionally deleted]; (n) [intentionally deleted]; (o) [intentionally deleted]; (p) [intentionally deleted], and (q) Refinancing Debt.

As used above in this definition, the term “Permitted ABL Senior Debt” means Debt incurred pursuant to the Existing Senior Secured Debt Documents, provided that:

(a) the outstanding principal amount of such Debt (including any Debt incurred under the MidCap ABL Credit Agreement) does not at any time exceed the lesser of:

(i) the applicable maximum applicable facility limit set forth in such Existing Senior Secured Debt Documents from time to time (without giving effect to any accordion or similar options to increase the maximum facility, unless such option has been validly exercised and become effective), and

(ii) any applicable borrowing base or similar borrowing availability limit (or receivables purchase availability limit, in the case of any receivables purchase or factoring arrangement that constitutes Debt); provided that any waiver, change or other modification to any eligibility criteria, advance rates or other component used in calculating any such borrowing base or similar borrowing availability limit (or any receivables purchase limit, in the case of any receivables purchase or factoring arrangement that constitutes Debt) from that as set forth in the Existing Senior Secured Debt Documents as in effect on the date hereof shall require the prior written consent of Purchaser if any such waiver, change or other modification would result in any increased borrowing availability (or increased receivables purchase availability in the case of any receivables purchase or factoring arrangement that constitutes Debt);

(b) the outstanding principal amount of all such Debt shall not at any time violate the financial covenants set forth in Section 8.17; and

Staffing 360 Solutions, Inc.

February 5, 2021

(c) in the case of any such Debt incurred under the MidCap ABL Credit Agreement or Loan Documents (as defined thereunder) the principal amount of ABL Loans (as such term is defined in the MidCap Intercreditor Agreement as in effect on the date hereof) must not exceed the “ABL Debt Cap” as such term is defined in the MidCap Intercreditor Agreement as in effect on the date hereof.”

Following the Redemption/Conversion Date, the definition of “Permitted Debt” in Section 1.1. shall be as set forth in the Purchase Agreement without giving effect to the amendment thereof set forth in Section 2(a) above.

(b) Section 1.1 of the Purchase Agreement is hereby amended to add in alphabetical order the following new definitions:

“2021 Amendment Effective Date” means February 5, 2021.

“2021 Limited Consent, Waiver and Amendment Agreement” means that certain Limited Consent, Waiver and Amendment Agreement, dated the 2021 Amendment Effective Date, by and among the Company, the Subsidiary Guarantors and the Purchaser.”

(c) Article 8 of the Purchase Agreement is amended to add the following new Section 8.19 at the end thereof to read in its entirety as follows:

“Section 8.19 Additional Covenant. The Company hereby further covenants and agrees that the amount of the Series E Preferred Stock and Series E-1 Preferred Stock remaining after the redemptions as contemplated in Section 1(a) of the 2021 Limited Consent, Waiver and Amendment Agreement, shall be converted to secured debt to the extent that all or any portion of the PPP Loans (as defined below) are forgiven at any time on or after the 2021 Amendment Effective Date, which conversion (each such conversion is referred to herein as the “Debt Conversion”) shall be effected by the redemption of such Preferred Stock by issuance and delivery by Company of a new Senior Note to the Purchaser, substantially in the form of the Second Amended and Restated Note, duly executed and issued by Company to Purchaser pursuant to the Purchase Agreement and otherwise in form and substance satisfactory to Purchaser. In connection with and furtherance of any Debt Conversion required pursuant to this Section, the Company covenants and agrees that (a) the Company shall pay to the Purchaser in cash any and all accrued and unpaid dividends in respect of any shares of Series E Preferred Stock and Series E-1 Preferred Stock which is the subject of such Debt Conversion, (b) the Company shall take any and all actions and execute and delivery all such documents and instruments, in each case, as necessary or required in order to authorize, approve and consummate the Debt Conversion, all in form and substance reasonably satisfactory to the Purchaser, (c) the Debt Conversion (including, without limitation and issuance and delivery of a new Senior Note to the Purchaser as provided above), shall be consummated not later than five (5) Business Days following each and every forgiveness in respect of all or any portion of the PPP Loans. As used herein the term “PPP Loans” means, collectively, those certain PPP loans made by Newton Federal Bank, as lender, to certain Subsidiary Guarantors as indicated in Schedule 8.1 to the Purchase Agreement, made pursuant to the “Paycheck Protection Program” under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), administered by the Small Business Administration (the “SBA”), and (d) Company shall notify Purchaser in writing (which may be by electronic mail) promptly (and in any event with three (3) Business Days) after the approval of any application for loan forgiveness in respect of all or any portion of the PPP Loans. The Company represents and warrants to Purchaser that as of the 2021 Amendment Effective Date, (i) the aggregate principal amount of the PPP Loans outstanding is $19,395,051, and (ii) no portion of any of the PPP Loans has yet been forgiven as of such date, but each of the applicable Subsidiary Guarantors as a borrower under its respective PPP Loans has submitted an application for forgiveness to the SBA in accordance with the applicable provisions of the CARES Act.”

Staffing 360 Solutions, Inc.

February 5, 2021

3. Conditions to Effectiveness. This Agreement and the consents, waivers and amendments set forth herein shall be effective as of the date of this Agreement upon the satisfaction of the following conditions precedent: (a) the parties hereto shall have duly executed and delivered to Purchaser this Agreement, and (b) Company shall have furnished to Purchaser evidence satisfactory to Purchaser and its counsel that MidCap Funding X Trust (as successor by assignment to MidCap Financial Trust) has granted its approval of this Agreement in accordance with Section 7.2 of the MidCap Intercreditor Agreement.

4. Miscellaneous. The Company and each Subsidiary Guarantor party hereto represents and warrant to Purchaser that the terms of this Agreement do not violate the their organizational documents or any material contract to which they are a party to, and all consents and approval required to enter into this Agreement have been obtained (or will be obtained by the effective time of this Agreement). This foregoing consents, waivers and amendments set forth in Sections 1 and 2 above relate solely to the specific matters addressed above and shall not be construed to constitute a consent, waiver, or amendment in respect of any other matter or to any other Transaction Document, whether now or hereafter existing. This Agreement shall not modify or limit in any manner the obligations of Company under the Purchase Agreement, any other Note Transaction Document or the Certificate of Designation, including the obligation of Company to make a prepayment pursuant to Section 2.3(c) of the Purchase Agreement, except for the amendments, waivers and consent to the extent expressly set forth above in Section 1 and 2 of this Agreement. This Agreement shall constitute a Note Document and a Transaction Document. Any failure by Company to fully and timely comply with its covenants and agreements set forth herein shall constitute an immediate Event of Default under and as defined in the Purchase Agreement and a Preferred Default under and as defined in the Certificate of Designation. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. ..pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Except as modified and amended herein, the Purchase Agreement, the Security Agreement and the Pledge Agreement, the Certificate of Designation and the other Transaction Documents shall remain in full force and effect.

Sincerely,

Jackson Investment Group, LLC

By:	/s/ Richard L. Jackson
Name:	Richard L. Jackson
Title:	Chief Executive Officer

Staffing 360 Solutions, Inc.

February 5, 2021

ACCEPTED AND AGREED TO:

COMPANY:

STaffing 360 solutions, inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

Staffing 360 Solutions, Inc.

February 5, 2021

Staffing 360 Georgia, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

KEY RESOURCES, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

cc:	Staffing 360 Solutions, Inc.
641 Lexington Avenue, 27th Floor
New York, NY 10022
Attention: General Counsel

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Rick A. Werner and Greg Kramer